AMENDMENT NO. 1 TO RIGHTS AGREEMENT

         Amendment No. 1, dated as of June 22, 2006 (this "Amendment No. 1"), to the Rights Agreement, dated as of March 22, 2001 (the "Rights Agreement"), between Western Gas Resources, Inc., a Delaware corporation (the "Company") and Computershare Trust Company, N.A. (successor-in-interest to Fleet National Bank (f/k/a Bank Boston, N.A.)), as rights agent (the "Rights Agent").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Rights Agent have previously entered into the Rights Agreement;

         WHEREAS, it is contemplated that the Company, Anadarko Petroleum Corporation, a Delaware corporation ("Parent") and APC Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), will enter into an Agreement and Plan of Merger, dated as of June 22, 2006 (the "Merger Agreement"), pursuant to which, on the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company (the "Merger"), with the Company surviving the Merger;

         WHEREAS, it is contemplated that, concurrently with the execution and delivery of the Merger Agreement, certain stockholders of the Company will enter into voting agreements with Parent (the "Voting Agreements"), pursuant to which, on the terms and subject to the conditions thereof, such stockholders have agreed to vote the shares of Common Stock held by such stockholders in favor of the adoption of the Merger Agreement and the Merger;

         WHEREAS, the Company desires to amend the Rights Agreement in accordance with Section 27 thereof in order to exempt Parent, Merger Sub and their affiliates and associates from the Rights Agreement; and

         WHEREAS, at a special meeting of the Board of Directors of the Company (the "Board") held on June 22, 2006, the Board approved Amendment No. 1 of the Rights Agreement in the manner set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and mutual agreements set forth in the Rights Agreement and this Amendment No. 1, the parties agree as follows:

         1. Amendment to Definition of "Acquiring Person". Section 1(a) of the Rights Agreement is amended to add the following sentence after the last sentence thereof:

         "Notwithstanding the foregoing or any provision to the contrary in this Agreement, none of Parent, Merger Sub or any of their respective Subsidiaries, Affiliates or Associates is, nor shall any of them be deemed to be, an Acquiring Person by virtue of (i) their acquisition, or their right to acquire, beneficial ownership of Common Stock as a result of the announcement, approval, execution or delivery by Parent and/or Merger Sub of the Merger Agreement or the Voting Agreements,
         (ii) the consummation of the Merger, or (iii) any other transaction contemplated by the Merger Agreement or the Voting Agreements, it being the purpose of the Company in adopting this amendment to the Agreement that neither the execution of the Merger Agreement or the Voting Agreements by any of the parties thereto nor the consummation of the transactions contemplated thereby (including the Merger) shall in any respect give rise to any provision of the Agreement becoming effective."

         2. Amendment to Definition of "Distribution Date". Section 1(n) of the Rights Agreement is amended to add the following proviso at the end of such section:

         "; provided, however, that notwithstanding the foregoing or any provision to the contrary in this Agreement, a Distribution Date shall not occur or be deemed to have occurred as a result of (i) the announcement, approval, execution or delivery of the Merger Agreement or the Voting Agreements, (ii) the announcement or consummation of the Merger or (iii) the consummation of any of the other transactions contemplated by the Merger Agreement or the Voting Agreements."

         3. Amendment to Definition of "Section 11(a)(ii) Event". Section 1(hh) of the Rights Agreement is amended to add the following proviso at the end of such section:

         "; provided, however, that notwithstanding the foregoing or any provision to the contrary in this Agreement, a Section 11(a)(ii) Event shall not occur or be deemed to have occurred as a result of (i) the announcement, approval, execution or delivery of the Merger Agreement or the Voting Agreements, (ii) the announcement or consummation of the Merger or (iii) the consummation of any of the other transactions contemplated by the Merger Agreement or the Voting Agreements."

         4. Amendment to Definition of "Section 13 Event". Section 1(jj) of the Rights Agreement is amended to add the following proviso at the end of such section:

         "; provided, however, that notwithstanding the foregoing or any provision to the contrary in this Agreement, a Section 13 Event shall not occur or be deemed to have occurred as a result of (i) the announcement, approval, execution or delivery of the Merger Agreement or the Voting Agreements, (ii) the announcement or consummation of the Merger or (iii) the consummation of any of the other transactions contemplated by the Merger Agreement or the Voting Agreements."

         5. Amendment to Definition of "Stock Acquisition Date". Section 1(ll) of the Rights Agreement is amended to add the following proviso at the end of such section:

         "; provided, however, that notwithstanding the foregoing or any provision to the contrary in this Agreement, a Stock Acquisition Date shall not occur or be deemed to have occurred as a result of (i) the announcement, approval, execution or delivery of the Merger Agreement or the Voting Agreements, (ii) the announcement or consummation of the Merger or (iii) the consummation of any of the other transactions contemplated by the Merger Agreement or the Voting Agreements."

         6. Amendment of Section 1(qq). Section 1(qq) of the Rights Agreement is amended to add the following proviso at the end of such section:

         "Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred as a result of
         (i) the announcement, approval, execution or delivery of the Merger Agreement or the Voting Agreements, (ii) the announcement or consummation of the Merger or (iii) the consummation of any of the other transactions contemplated by the Merger Agreement or the Voting Agreements."

         7. Amendment of Section 1. Section 1 of the Rights Agreement is amended to add the following at the end thereof:

         "(rr) "Merger" shall mean the merger of Merger Sub with and into the Company pursuant to the terms and conditions of the Merger Agreement.

         (ss) "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of June 22, 2006, by and among the Company, Parent and Merger Sub, as may be amended from time to time."

         (tt) "Merger Sub" shall mean APC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent

         (uu) "Parent" shall mean Anadarko Petroleum Corporation, a Delaware corporation.

         (vv) "Voting Agreements" shall mean, collectively, the Voting Agreements, dated as of June 22, 2006, between the stockholders signatory thereto and Parent.

         8. Amendment of Section 3(a). Section 3(a) of the Rights Agreement is amended to add the following sentence after the last sentence thereof:

         "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of
         (i) the announcement, approval, execution or delivery of the Merger Agreement or Voting Agreements, (ii) the announcement or consummation of the Merger or (iii) the consummation of any of the other transactions contemplated thereby pursuant to the terms of the Merger Agreement or the Voting Agreements."

         9. Amendment to Section 11(a)(ii). Section 11(a)(ii) of the Rights Agreement is amended to add the following proviso at the end of such section:

         "; provided, however, that notwithstanding the foregoing, no provision for adjustment shall be made pursuant to this Section 11(a)(ii) as a result of (i) the announcement, approval, execution or delivery of the Merger Agreement or Voting Agreements, (ii) the announcement or consummation of the Merger or (iii) the consummation of any of the other transactions contemplated thereby pursuant to the terms of the Merger Agreement or the Voting Agreements."

         10. Amendment of Section 13. Section 13 of the Rights Agreement is amended to add the following subsection at the end of such section:

         "(f) Notwithstanding anything in this Agreement to the contrary, (i) the announcement, approval, execution or delivery of the Merger Agreement or Voting Agreements, (ii) the announcement or consummation of the Merger or (iii) the consummation of any of the other transactions contemplated thereby pursuant to the terms of the Merger Agreement or the Voting Agreements shall not be deemed to be an event described in this Section 13 and shall not cause the Rights to be adjusted or exercisable in accordance with this Section 13."

         11. Addition of new Section 35. A new Section 35 is hereby added reading in its entirety as follows:

         "This Agreement and the Rights established hereby will terminate in all respects immediately prior to the Effective Time (as defined in the Merger Agreement). The Company hereby agrees to promptly notify the Rights Agent, in writing, upon the occurrence of the Effective Time (as defined in the Merger Agreement), which notice shall specify (i) that the Effective Time (as defined in the Merger Agreement) has occurred and (ii) the date upon which this Agreement and the Rights established hereby were terminated."

         12. Termination of Merger Agreement. If for any reason the Merger Agreement is terminated and/or the Merger is abandoned, then this Amendment No. 1 shall, automatically and immediately, be of no further force and effect and the Agreement shall remain exactly the same as it existed immediately prior to execution of this Amendment No. 1. The Company hereby agrees to promptly notify the Rights Agent, in writing, upon the termination of the Merger Agreement and/or the abandonment of the Merger, which notice shall specify (i) that the Merger Agreement has been terminated and/or the Merger has been abandoned and
(ii) the date upon which the Merger Agreement has been terminated and/or the Merger has been abandoned.

         13. Definitions. Terms not otherwise defined in this Amendment No. 1 shall have the meaning ascribed to such terms in the Rights Agreement. The term "Agreement" or "Rights Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby, and all references to the Agreement or Rights Agreement shall be deemed to include this Amendment No. 1.

         14. Governing Law. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts made and to be performed entirely within such state.

         15. Counterparts. This Amendment No. 1 may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

         16. Descriptive Headings. Descriptive headings of the several Sections of this Amendment No. 1 are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         17. Effectiveness. This Amendment shall be deemed effective as of the date first written above, and except as expressly set forth herein, the Rights Agreement, as amended, shall remain in full force and effect and shall be otherwise unaffected hereby.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.


Attest:                               WESTERN GAS RESOURCES, INC.


/s/ Fiona Arnold                      /s/ John C. Walter
-----------------                     --------------------
Name:  Fiona Arnold                   Name:  John C. Walter
Title: Associate General Counsel      Title: Executive Vice President


Attest:                               COMPUTERSHARE TRUST COMPANY, N.A.
                                      (successor-in-interest to Fleet
                                      National Bank (f/k/a Bank Boston, N.A.))


/s/ Douglas Ives                      /s/ Carol Mulvey-Eori
-----------------                     ----------------------
Name:  Douglas Ives                   Name:  Carol Mulvey-Eori
Title: Sr. Relationship Manager       Title: Managing Director